Registration  No.  _______

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        RACING CHAMPIONS ERTL CORPORATION
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

               Delaware                               36-4088307
               --------                               ----------
       (State  of  Incorporation)              (I.R.S. Employer I.D. No.)

    800 Roosevelt Road, Building C, Suite 320
            Glen  Ellyn,  Illinois                           60137
    -----------------------------------------                -----
    (Address  of  Principal Executive Offices)             (Zip Code)

          RACING CHAMPIONS ERTL CORPORATION EMPLOYEE STOCK PURCHASE PLAN
          -------------------------------------------------------------
                            (Full title of the plan)


                                 Robert E. Dods
                        Racing Champions Ertl Corporation
                               800 Roosevelt Road
                              Building C, Suite 320
                           Glen Ellyn, Illinois 60137
                           --------------------------

                     (Name and address of agent for service)

                                     630-790-3507
                                     ------------
                     (Telephone number, including area code
                              of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                      Proposed
                                      Maximum         Proposed
                                      Offering        Maximum        Amount  Of
Title Of Securities    Amount To      Price  Per      Aggregate     Registration
 To Be  Registered    Be Registered   Share         Offering Price      Fee
-------------------   -------------   ---------     --------------  ------------

Common Stock, $.01 par
value per share          500,000      $17.68 (1)     $8,840,000       $  814
--------------------------------------------------------------------------------


(1) For the purpose of computing the registration fee, Racing Champions Ertl Corporation (the "Registrant") has used $17.68 as the average of the high and low prices of the Common Stock as reported on June 25, 2002 on the Nasdaq National Market for the offering price per share, in accordance with Rule 457(c) and (h).

                                EXPLANATORY NOTE

     On June 11, 2002, the Registrant announced that it had discontinued its engagement of Arthur Andersen LLP ("Arthur Andersen") as its auditors. After reasonable efforts, the Registrant has been unable to obtain the consent of Arthur Andersen to the incorporation into this registration statement of their report with respect to the consolidated financial statements of the Registrant, which appeared in its Annual Report on Form 10-K for the year ended December 31, 2001, as amended. Under these circumstances, Rule 437a under the Securities Act permits this registration statement to be filed without a written consent from Arthur Andersen. The absence of such consent may limit your recovery on certain claims. In particular, and without limitation, you will not be able to assert claims against Arthur Andersen under Section 11 of the Securities Act for any untrue statement of a material fact contained in the Registrant's consolidated financial statements for the year ended December 31, 2001 or any omissions to state a material fact required to be stated therein. In addition, the ability of Arthur Andersen to satisfy any claims (including claims arising from Arthur Andersen's provision of auditing and other services to the Registrant) may be limited as a practical matter due to recent events involving Arthur Andersen.


                      PART II - INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item  3.     Incorporation  of  Documents  by  Reference.
             -------------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2001, as amended.

     (b) All other reports filed pursuant to sections 13(a) or 15(d) of the Exchange Act since the end of the 2001 fiscal year which is reported in the Prospectus referred to in paragraph (a) above.

     (c) The description of the Registrant's Common Stock contained in the registration statement filed pursuant to section 12 of the Exchange Act and all amendments thereto or reports filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Registrant or the Racing Champions Ertl Corporation Employee Stock Purchase Plan (the "Plan") pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item  4.     Description  of  Securities.
             ---------------------------

     Not  applicable.

Item  5.     Interests  of  Named  Experts  and  Counsel.
             -------------------------------------------

     Not  applicable.

Item  6.     Indemnification  of  Directors  and  Officers.
             ---------------------------------------------

     Set forth below is a description of certain provisions of the Registrant's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), the Registrant's Amended and Restated By-Laws (the "By-Laws") and the Delaware General Corporation Law ("DGCL"). This description is qualified in its entirety by reference to the Certificate of Incorporation, the By-Laws and the DGCL.

     The Certificate of Incorporation provides that, to the fullest extent permitted by law, a director will not be personally liable to the Registrant or its stockholders for monetary damages for breach of a fiduciary duty as a director.

     Under the DGCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. With respect to actions by or in the right of the corporation as a derivative action, section 145 of the DGCL provides that a corporation may indemnify directors, officers and other persons as described above, except if such person has been adjudged to be liable to the corporation, unless the court in which such action or suit was brought determines in view of all of the circumstances of the case that such person is fairly and reasonably entitled to indemnify for such expenses as the court deems proper.

     The Certificate of Incorporation and Article V of the By-Laws provide for the mandatory indemnification of directors, officers, employees or agents of the Registrant to the full extent permitted by the DGCL. The By-Laws also contain a nonexclusivity clause which provides in substance that the indemnification rights under the By-Laws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement with the Registrant, any By-Law or otherwise.

     The DGCL permits and Article V of the By-Laws authorizes the Registrant to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Registrant against any liability asserted against or incurred by them in such capacity or arising out of their status as such whether or not the Registrant would have the power to indemnify such director, officer, employee or agent against such liability under the applicable provisions of the DGCL, the Certificate of Incorporation or the By-Laws.

Item  7.     Exemption  from  Registration  Claimed.
             --------------------------------------

     Not  applicable.

Item  8.     Exhibits.
             --------

4.1     Amended  and  Restated  Certificate  of  Incorporation.
4.2     First  Amendment  to  Amended and Restated Certificate of Incorporation.
4.3 Certificate of Ownership and Merger changing the Company's name to Racing Champions Ertl Corporation.
4.4     Amended  and  Restated  By-Laws.
5 Opinion of Reinhart Boerner Van Deuren s.c. as to the legality of the stock being registered.
23.1    [Omitted]
23.2    Consent  of  Ernst  &  Young  LLP.
23.3    Consent  of  Reinhart  Boerner  Van  Deuren  s.c.
24      Power  of  Attorney.

Item  9.     Undertakings.
             ------------

     1.     The  undersigned  Registrant  hereby  undertakes  as  follows:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (b) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Glen Ellyn, State of Illinois, on June 26, 2002.

                                            RACING  CHAMPIONS  ERTL  CORPORATION

                                            BY       /s/  Robert  E.  Dods
                                               ---------------------------------
                                               Robert  E.  Dods, Chairman of the
                                               Board and Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Curtis W. Stoelting and Jody L. Taylor, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                             Title                      Date
      ---------                             -----                      ----

/s/  Robert  E.  Dods       Chairman of the Board, Chief           June 26, 2002
---------------------       Executive Officer and Director
Robert  E.  Dods            (Principal  Executive  Officer)

/s/  Boyd  L.  Meyer        Vice Chairman of the Board             June 26, 2002
--------------------        and Director
Boyd  L.  Meyer

/s/  Peter  K.K.  Chung     Director                               June 26, 2002
-----------------------
Peter  K.K.  Chung

/s/  John  S.  Bakalar      Director                               June 26, 2002
-----------------------
John  S.  Bakalar

/s/  Avy  H.  Stein         Director                               June 26, 2002
-------------------
Avy  H.  Stein

/s/  Daniel  M.  Gill       Director                               June 26, 2002
---------------------
Daniel  M.  Gill

/s/  John  J.  Vosicky      Director                               June 26, 2002
----------------------
John  J.  Vosicky

/s/ Curtis W. Stoelting     Chief Operating Officer and            June 26, 2002
-----------------------     Executive Vice President (Principal
Curtis  W.  Stoelting       Financial  Officer)

/s/  Jody  L.  Taylor       Chief Financial Officer and Secretary  June 26, 2002
---------------------       (Principal Accounting Officer)
Jody  L.  Taylor

                                INDEX TO EXHIBITS




Exhibit No.                              Description                                             Page
-----------                              ------------                                            ----
   4.1                       Amended and Restated Certificate                                     *
                             of Incorporation

    4.2                      First Amendment to Amended and                                       *
                             Restated Certificate of Incorporation

    4.3                      Certificate of Ownership and Merger changing                         *
                             the Company's name to Racing Champions Ertl Corporation

    4.4                      Amended and Restated By-Laws                                         **

    5                        Opinion of Reinhart Boerner Van Deuren s.c.
                             as to the legality of the stock being registered

   23.1                      [Omitted]

   23.2                      Consent of Ernst & Young LLP

   23.3                      Consent of Reinhart Boerner Van Deuren s.c.
                             (included in exhibit 5)

   24                        Power of Attorney                                                   ***

*   Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended
    March 31, 2002 (File No. 0-22635).

**  Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended
    June 30, 1998 (File No. 0-22635).

*** Incorporated by reference to the signature page of this Registration Statement.
